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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the registration statement of Post-Effective Amendment No.5 to the Form F-1 of our report dated May 15, 2003, on our audits of the consolidated financial statements of LJ International Inc. as of April 30, 2001, April 30, 2002 and December 31, 2002 and for each of the years in the three-year period ended April 30, 2002 and for the eight-month period ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts".



MOORES ROWLAND
Chartered Accountants
Certified Public Accountants, Hong Kong


Dated: July 17, 2003